                                                                     EXHIBIT 4.8


                      AMENDED AND RESTATED PLEDGE AGREEMENT


                  This AMENDED AND RESTATED PLEDGE AGREEMENT (this "AGREEMENT") dated as of February 9, 1999, is made between Brooke (Overseas) Ltd. (the "PLEDGOR") and U.S. BANK TRUST NATIONAL ASSOCIATION (f/k/a First Trust National Association), a national banking association, as the collateral agent (in such capacity, the "COLLATERAL AGENT") for the Participating Holders pursuant to the Collateral Agency Agreement referred to below, and amends and restates each of
(i) the Pledge Agreement, dated as of March 2, 1998, between the Pledgor and AIF II, L.P., a Delaware limited partnership ("AIF") and (ii) the Pledge Agreement, dated as of March 2, 1998, between the Pledgor and Artemis America Partnership, a Delaware limited partnership ("AAP" and, collectively with AIF, the "PARTICIPATING HOLDERS", which term shall include all future holders of Modified Notes).

                                R E C I T A L S:

                  WHEREAS, BGLS Inc., a Delaware corporation (the "COMPANY"), has entered into the Indenture (as amended, modified, supplemented and in effect from time to time, the "INDENTURE") dated as of January 1, 1996 between the Company and State Street Bank and Trust Company, as trustee (the "TRUSTEE");

                  WHEREAS, pursuant to the terms and conditions of the Amended and Restated Standstill Agreement dated as of even date herewith among the Company and the Participating Holders (the "STANDSTILL AGREEMENT"), the Participating Holders have agreed to defer the payment of interest due to the Participating Holders under the Indenture until the occurrence of a Termination Event (as defined in the Standstill Agreement);

                  WHEREAS, the Issuer has elected pursuant to Section 8103 of the Delaware Commercial Code to treat interests in the Issuer as securities which may be perfected through possession of the security;

                  WHEREAS, the Participating Holders, the Collateral Agent and the Pledgor have entered into the Collateral Agency Agreement, dated as of the date hereof (the "COLLATERAL AGENCY AGREEMENT"), pursuant to which the Participating Holders have appointed the Collateral Agent to act on their behalf in accordance with the provisions thereof and this Agreement;

                  WHEREAS, it is a condition to the Participating Holders entering into the Standstill Agreement that the Pledgor shall (i) guarantee for the benefit of the Participating Holders the Guaranteed Obligations (as defined in the Limited Recourse Guarantee) and (ii) pledge the Collateral (as defined below) to the Collateral Agent to secure such guarantee; and

                  NOW, THEREFORE, to induce the Participating Holders to enter into the Standstill Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge the Collateral upon the terms and conditions of this Agreement. Accordingly, the parties hereto agree as follows:




                      Amended and Restated Pledge Agreement

                  SECTION 1. DEFINITIONS AND INTERPRETATION.

                  1.01 CERTAIN DEFINED TERMS.

                  (a) Each capitalized term used in this Agreement and not defined in this Agreement shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Indenture, the Collateral Agency Agreement or the Limited Recourse Guarantee. The principles of interpretation set forth in Section 1.03 of the Indenture shall apply to this Agreement. Unless otherwise defined in this Agreement or in the Indenture, terms used in Article 9 of the Uniform Commercial Code (as defined below) are used in this Agreement as defined in such Article 9.

                  (b) In addition, the following terms shall have the meanings set forth below:

                  "COLLATERAL" shall have the meaning assigned to that term in
Section 2.01.

                  "EQUITY COLLATERAL" shall have the meaning assigned to that term in Section 2.01(a).

                  "EQUITY RIGHTS" shall have the meaning assigned to that term in Section 2.01(a).

                  "ISSUER" shall mean Western Tobacco Investments LLC, a Delaware limited liability company.

                  "LIMITED RECOURSE GUARANTEE" shall mean the Amended and Restated Limited Recourse Guarantee, dated as of the date hereof (as amended, modified, supplemented and in effect from time to time) between the Pledgor and the Participating Holders.

                  "LLC AGREEMENT" shall mean the Limited Liability Company Agreement of Western Tobacco Investments LLC dated as of February 27, 1998 adopted and executed by the Issuer, the Pledgor and Western Realty Development LLC.

                  "PLEDGED EQUITY" shall have the meaning assigned to that term in Section 2.01(a).

                  "SECURED OBLIGATIONS" shall mean the Guaranteed Obligations (as defined in the Limited Recourse Guarantee).

                  "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in from time to time in any applicable jurisdiction.

                  "WESTERN REALTY LIEN" shall mean the second priority security interest in the Collateral granted by the Pledgor to Western Realty Development LLC, pursuant to the Pledge Agreement dated as of April 28, 1998.

                  SECTION 2. COLLATERAL.

                  2.01 GRANT. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and timely performance of the Secured



                      Amended and Restated Pledge Agreement

Obligations, the Pledgor hereby pledges and grants to the Collateral Agent, for the benefit of the Participating Holders, a security interest in all of the Pledgor's right, title and interest in and to the following property, whether now owned or acquired in the future by the Pledgor and whether now existing or in the future coming into existence (collectively, the "COLLATERAL"):

                  (a) a 50.10% membership interest in the Issuer, together with
(i) each of the share certificates representing the same identified in Exhibit A and (ii) the right, title and interest of the Pledgor with respect to such 50.10% membership interest in, to and under the LLC Agreement (the "Pledged Equity"); and

                  (b) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Equity, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Equity or otherwise received in exchange for any of the Pledged Equity and all subscriptions, options, warrants or other rights of like nature (the "Equity Rights") issued to the holders of, or otherwise in respect of, any of the Pledged Equity; and

                  (c) in the event of any consolidation or merger in which the Issuer is not the surviving entity, all of the membership interest, or other equity interests of the successor corporation or successor entity (unless such successor entity is the Pledgor itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (a) and (b) above, the "Equity Collateral"); and

                  (d) all proceeds and products in whatever form of all or any part of the foregoing.

                  2.02 PERFECTION AND REGISTRATION OF PLEDGE. Concurrently with the execution and delivery of this Agreement, the Pledgor shall (i) deliver to the Collateral Agent all of the certificates identified in Exhibit A, accompanied by undated certificate powers duly executed in blank and (ii) take all such other actions as shall be necessary or as the Collateral Agent may reasonably request to perfect and establish the priority of the Liens granted by this Agreement.

                  2.03 PRESERVATION AND PROTECTION OF SECURITY INTERESTS. The Pledgor shall:

                  (a) upon the acquisition after the date of this Agreement by the Pledgor of any Equity Collateral, promptly either (x) transfer and deliver to the Collateral Agent all such Equity Collateral (together with, if applicable, the certificates representing such Equity Collateral duly endorsed in blank or accompanied by undated powers duly executed in blank or such instruments of transfer as the Collateral Agent shall direct in its discretion to effectuate the purposes of this Agreement) or (y) take such other action as the Collateral Agent shall deem reasonably necessary or appropriate to perfect, and establish the priority of, the Liens granted by this Agreement in such Equity Collateral; and

                  (b) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take such steps as are reasonably necessary to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable


                      Amended and Restated Pledge Agreement
the Collateral Agent to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, including causing any or all of the Equity Collateral to be transferred of record into the name of the Collateral Agent (and the Collateral Agent agrees that if any Equity Collateral is transferred into its name, the Collateral Agent will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Equity Collateral pledged by the Pledgor).

                  2.04 ATTORNEY-IN-FACT. Subject to the rights of the Pledgor under Section 2.05, the Collateral Agent is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments as are reasonably necessary to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the Liens granted by this Agreement and, following any Termination Event, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall be entitled under this Agreement upon the occurrence and continuation of any Termination Event (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral;
(ii) to receive, endorse and collect any drafts, instruments, documents and chattel paper in connection with clause (i) above; (iii) to file any claims or take any action or proceeding as is reasonably necessary for the collection of all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral under Section 5, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

                  2.05 SPECIAL PROVISIONS RELATING TO EQUITY COLLATERAL.

                  (a) So long as no Termination Event shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Equity Collateral for all purposes not inconsistent with the terms of this Agreement; PROVIDED that the Pledgor agrees that it will not vote the Equity Collateral in any manner that is inconsistent with the terms of this Agreement; and the Collateral Agent shall, at the Pledgor's expense, execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend or distribution and other orders and other instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 2.05(a).

                  (b) So long as no Termination Event shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any dividends or other distributions on the Equity Collateral.

                  (c) If any Termination Event shall have occurred and be continuing, and whether or not the Collateral Agent exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law or this Agreement, all dividends and other distributions on the Equity Collateral shall be paid directly to the Collateral Agent as part of the Equity Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request,


                      Amended and Restated Pledge Agreement
the Pledgor agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to that end; provided that if such Termination Event is cured or rescinded, any such dividend or distribution paid to the Collateral Agent prior to such cure shall, upon request of the Pledgor (except to the extent applied to the Secured Obligations), be returned by the Collateral Agent to the Pledgor.

                  2.06 RIGHTS AND OBLIGATIONS.

                  (a) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Pledgor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of this Agreement.

                  (b) The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

                  (c) The Pledgor shall remain liable to perform its duties and obligations under the LLC Agreement in accordance with its terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Collateral Agent of any right, remedy, power or privilege in respect of this Agreement shall not release the Pledgor from any of its duties and obligations under the LLC Agreement. The Collateral Agent shall have no duty, obligation or liability under the LLC Agreement by reason of this Agreement.

                  2.07 TERMINATION. When all Secured Obligations have been satisfied in full, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Pledgor.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES. As of the date of this Agreement, the Pledgor represents and warrants to the Collateral Agent as follows:

                  3.01 TITLE. The Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and such Collateral is free and clear of all Liens (and, with respect to the Equity Collateral, of any Equity Right in favor of any other Person), other than the Western Realty Liens. The Liens granted by this Agreement in favor of the Collateral Agent for the benefit of the Participating Holders have attached and constitute a perfected security interest in all of such Collateral prior to all other Liens.

                  3.02 PLEDGED EQUITY.

                  (a) The Pledged Equity evidenced by the certificates identified in Exhibit A is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Equity is subject to any contractual restriction, or any restriction under the organizational documents of the Issuer of such Pledged Equity, upon the transfer of such Pledged Equity (except for any such restriction contained in this Agreement).



                      Amended and Restated Pledge Agreement

                  (b) The Equity Collateral constitutes 50.10% of the total number of membership interests or shares of each class of capital stock, as applicable, of the Issuer currently outstanding. The attached Exhibit A correctly identifies, as of the date of this Agreement, the membership interests comprising such Pledged Equity and the respective percentage interest in the Issuer as a whole. All such membership interests or shares are duly authorized, validly issued, fully paid and nonassessable and will be free of any contractual restriction (other than the Western Realty Lien) or any restriction under the charter or bylaws of the Issuer of the Equity Collateral, upon the transfer of the Equity Collateral (except for any such restriction contained in this Agreement).

                  SECTION 4. COVENANTS.

                  4.01 BOOKS AND RECORDS. The Pledgor shall:

                  (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the Liens granted by this Agreement; and

                  (b) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Collateral Agent to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Pledgor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably request.

                  4.02 REMOVALS, ETC. Without at least 30 days' prior written notice to the Collateral Agent, the Pledgor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, other than at the address initially indicated for notices to it under Section 6(c) or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement.

                  4.03 SALES AND OTHER LIENS. Except as permitted under the Indenture, the Pledgor shall not sell, transfer or otherwise dispose of all or any part of the Collateral, create, incur, assume or suffer to exist any Lien upon all or any part of the Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Participating Holders (other than or in connection with the Western Realty
Lien).

                  4.04 FURTHER ASSURANCES. The Pledgor agrees that, from time to time upon the written request of the Collateral Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

                  4.05 DILUTION. The Pledgor shall cause the Equity Collateral to constitute at all times 50.10% of the total equity interests in the Issuer. The Pledgor shall cause all such interests


                      Amended and Restated Pledge Agreement
to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction (other than the Western Realty Lien) or any restriction under the Limited Liability Company Agreement, upon the transfer of such Equity Collateral.

                  4.06 FINANCIAL REPORTS. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Pledgor, the Pledgor shall deliver to the Collateral Agent, the unaudited financial statements of the Pledgor and the Issuer. Within 120 days after the close of each fiscal year, the Pledgor shall deliver to the Collateral Agent, the financial statements of the Pledgor and the Issuer, certified by an independent certified public accountant of recognized national standing. The Pledgor represents and warrants that all such financial statements shall be true and correct in all material respects.

                  SECTION 5. REMEDIES.

                  5.01 EVENTS OF DEFAULT, ETC. If a Termination Event shall have occurred and be continuing:

                  (a) the Collateral Agent in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

                  (b) the Collateral Agent in its discretion may, upon ten business days' prior written notice to the Pledgor of the time and place and subject to the terms of the LLC Agreement, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

                  (c) the Collateral Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent



                      Amended and Restated Pledge Agreement
permitted by law (subject to the terms of the LLC Agreement), to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent was the sole and absolute owner of the Collateral (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right).

                  The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 shall be applied in accordance with Section 5.04.

                  5.02 LIMITED RECOURSE. Notwithstanding anything to the contrary in this Agreement, the Limited Recourse Guarantee, the Standstill Agreement, the Indenture or otherwise, the security interest granted herein secures a limited recourse obligation and recourse for the Secured Obligations is expressly limited solely to the Collateral Agent's and Participating Holders' interest in the Collateral.

                  5.03 PRIVATE SALE.

                  (a) The Collateral Agent and the Participating Holders shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Collateral Agent or a Participating Holder arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgor than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Issuer of the Collateral to register it for public sale.

                  5.04 APPLICATION OF PROCEEDS. Except as otherwise expressly provided in this Agreement, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.01, and any other cash at the time held by the Collateral Agent under this
Section 5, shall be applied by the Collateral Agent:

                  FIRST, to the payment of the reasonable costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its counsel;



                      Amended and Restated Pledge Agreement

                  NEXT, to the payment in full of the remaining Secured Obligations equally and ratably in accordance with the their respective amounts then due and owing; and

                  FINALLY, to the Pledgor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  As used in this Section 5, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Pledgor or any issuer of, or account debtor or other obligor on, any of the Collateral.

                  SECTION 6.MISCELLANEOUS.

                  (a) NO WAIVER No failure on the part of the Collateral Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  (b) AMENDMENTS, ETC. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Pledgor and the Collateral Agent (with the consent of the Majority Participating Holders). Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Collateral Agent, each Participating Holder and the Pledgor, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

                  (c) ADDRESSES FOR NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be given or made by mail, overnight courier or facsimile (or, unless such notice is specifically required to be given in writing, by telephone, confirmed in writing by facsimile by the close of business on the day notice is given) and faxed, mailed certified or registered (return receipt requested) or sent by overnight courier, or personally delivered (or telephoned, as the case may be) at the address specified below or at such other address as shall be designated in a notice in writing.

                  If to the Collateral Agent:

                  U.S. Bank Trust National Association
                  180 E. 5th Street
                  St. Paul, Minnesota 55101
                  Telephone No.: (651) 244-0733
                  Facsimile No.:  (651) 244-0712
                  Attention:   Thomas Gronlund



                      Amended and Restated Pledge Agreement

                  If to the Pledgor:

                  Brooke (Overseas) Ltd.
                  100 S.E. Second Street, 32nd Floor
                  Miami, Florida  33131
                  Telephone No.:  (305) 579-8000
                  Facsimile No.:  (305) 579-8009
                  Attention:  Richard J. Lampen

                  With a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  601 S. Figueroa Street
                  30th Floor
                  Los Angeles, California  90017
                  Telephone No.: (213) 892-4408
                  Facsimile No.: (213) 629-5063
                  Attention:  Eric R. Reimer

                  (d) AGREEMENTS SUPERSEDED. This Agreement amends and restates the Pledge Agreement, dated as of March 2, 1998, between the Pledgor and AIF and the Pledge Agreement, dated as of March 2, 1998, between the Pledgor and AAP and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement except with respect to the Consent and Agreement dated as of April 28, 1998 between the Pledgor, the Participating Holders and Western Realty Development LLC.

                  (e) CAPTIONS. The captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  (f) SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (g) SUCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Pledgor, the Collateral Agent, the Participating Holders and their respective successors and permitted transferees or assigns, including, without limitation future holders of any Modified Notes. The Collateral Agent shall not assign or transfer its rights under this Agreement other than in accordance with the Collateral Agency Agreement.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.



                      Amended and Restated Pledge Agreement

                  (i) Termination. This Agreement shall remain in full force and effect until the Company delivers final payment in full in cash of all of the Secured Obligations and all other amounts owing to the Collateral Agent and the Participating Holders hereunder at which point it shall terminate automatically, with all Collateral to be returned as promptly as is practicable by the Collateral Agent to the Pledgor.

                  SECTION 7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]






                      Amended and Restated Pledge Agreement

                      AMENDED AND RESTATED PLEDGE AGREEMENT


                  IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the day and year first above written.



                                    BROOKE (OVERSEAS) LTD.



                                    By: /s/ Richard J. Lampen
                                        ---------------------------------------
                                    Name:    Richard J. Lampen
                                    Title:   Executive Vice President



                                    U.S. BANK TRUST NATIONAL
                                    ASSOCIATION, AS COLLATERAL AGENT,
                                    for the benefit of the Participating Holder



                                    By: /s/ Thomas M. Gronlund
                                        ---------------------------------------
                                    Name:    Thomas M. Gronlund
                                    Title:   Vice President



                      Amended and Restated Pledge Agreement

                                                                       EXHIBIT A


                              PLEDGED CERTIFICATES


        MEMBER                   MEMBERSHIP INTEREST             CERTIFICATES
        ------                   -------------------             ------------
Brooke (Overseas) Ltd.                  28.20%                        001

Brooke (Overseas) Ltd.                  21.90%                        002





                      Amended and Restated Pledge Agreement